                                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the DOR BioPharma, Inc. 2005 Equity Incentive Plan, of our report dated February 16, 2005, with respect to the consolidated financial statements of DOR BioPharma, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Sweeney, Gates & Co.

Sweeney, Gates & Co.

Fort Lauderdale, Florida
December 29, 2005